Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the 2000 Stock Plan, as amended, of IDM Pharma, Inc. of our report dated March 19, 2008, with respect to the consolidated financial statements of IDM Pharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

Los Angeles, California June 24, 2008	/s/ Ernst & Young LLP